UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 28, 2011

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1445 Ross Avenue, Suite 1400

Dallas, Texas 75202

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Board of Directors of Tenet Healthcare Corporation (the “Company”) has set the 2012 annual meeting of shareholders for May 10, 2012. The Company’s intention to hold the 2012 annual meeting in May 2012 was previously disclosed in the Company’s proxy statement for its 2011 annual meeting. The Company will announce the record date, time and location of the 2012 annual meeting at a later date.

As previously explained in the Company’s proxy statement for its 2011 annual meeting and as detailed below, the deadlines for the receipt of any shareholder proposals and director nominations to be considered at the 2012 annual meeting are as follows, based on the fact that the annual meeting is being held earlier than 30 days before the one-year anniversary of the 2011 annual meeting.

Any shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2012 annual meeting must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 8, 2011. Such proposals also need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals.

In addition, any shareholder seeking to bring business before the 2012 annual meeting outside of Rule 14a-8 of the Exchange Act or to nominate a director must provide timely notice as set forth in the Company’s bylaws. Specifically, written notice of any such proposed business or nomination must be received by the Company’s Corporate Secretary at our principal executive offices no later than the close of business on December 8, 2011 (which is the tenth day following this public announcement of the date of the 2012 annual meeting). Any notice of proposed business or nomination also must comply with the notice and other requirements in our bylaws, which are available on our corporate website at www.tenethealth.com, and with any applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Gary Ruff
Gary Ruff
Senior Vice President and General Counsel

Date: November 28, 2011

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